CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

   We have issued our report dated March 31, 2000 accompanying the financial statements of Insured Municipals Income Trust and Investors' Quality Tax-Exempt Trust, Multi-Series 167 as of January 31, 2000, and for the period then ended, contained in this Post-Effective Amendment No. 7 to Form S-6.

   We consent to the use of the aforementioned report in the Post- Effective Amendment and to the use of our name as it appears under the caption "Auditors".

                                                        Grant THORNTON LLP



Chicago, Illinois
May 25, 2000